UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2021

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard
North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	XONE	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed on August 11, 2021, The ExOne Company (now known as ExOne Operating, LLC) (“ExOne”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 11, 2021, by and among Desktop Metal, Inc., a Delaware corporation (“Desktop Metal”), Texas Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Desktop Metal (“Merger Sub I”), Texas Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Desktop Metal (“Merger Sub II”), and ExOne. On November 12, 2021 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub I merged with and into ExOne (the “First Merger”), and immediately thereafter ExOne, as the surviving entity of the First Merger and having become a wholly owned subsidiary of Desktop Metal (the “First Surviving Corporation”), merged with and into Merger Sub II (the “Second Merger”, and together with the First Merger, the “Mergers”), with Merger Sub II having survived the Second Merger and continuing as a wholly owned subsidiary of Desktop Metal. In connection with the consummation of the Mergers, Merger Sub II, as the surviving entity in the Second Merger and ultimate surviving entity of the Mergers, was renamed ExOne Operating, LLC (“ExOne Operating”). The Merger Agreement and additional information on the details of the Mergers may be found in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by ExOne on August 12, 2021.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

At the effective time of the first Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of ExOne (“ExOne Shares”) issued and outstanding immediately prior to the Effective Time (other than the shares that are owned by Desktop Metal, ExOne, Merger Sub I or Merger Sub II), was converted into the right to receive (a) $8.50 in cash, without interest, and (b) 2.1416 shares of Desktop Metal Class A common stock, par value $0.0001 per share (“Desktop Metal Class A common stock”).

At the Effective Time, (a) each outstanding unvested option to purchase ExOne Shares was converted into an option to acquire a number of Desktop Metal Class A common stock equal to the product obtained by multiplying the number of shares of ExOne common stock subject to such option by 3.1416, with an exercise price per share of Desktop Metal Class A common stock equal to the quotient obtained by dividing the exercise price per share of ExOne common stock by 3.1416; (b) each outstanding vested option to purchase ExOne common stock was cancelled and the holder thereof became entitled to receive the excess of the merger consideration over the aggregate exercise price of such ExOne vested option, so long as such ExOne vested option’s exercise price was less than the merger consideration; (c) each award of restricted shares of ExOne subject to the ExOne Change of Control Severance Plan (“ExOne COC RSAs”) vested and were cancelled and the holder of such ExOne COC RSA received the merger consideration; (d) each award of restricted shares of ExOne common stock not subject to the ExOne Change of Control Severance Plan (“ExOne RSAs”) vested and were cancelled and the holder of such ExOne RSA received the merger consideration; and (e) each award granted under the 2021 Executive Stock Performance Program was converted into ExOne Shares (the “ESPP Award”), with the shares subject to such ESPP Award becoming vested and such vested shares were cancelled and the holder received the merger consideration.

In connection with the closing of the Mergers, Desktop Metal paid approximately $191.4 million in cash and issued approximately 48.2 million shares of Desktop Metal Class A common stock to former holders of ExOne Shares, including 0.6 million shares of Desktop Metal Class A common stock to former holders of ExOne vested options, ExOne COC RSAs, ExOne RSAs and ExOne ESPP Awards.

The issuance of Desktop Metal Class A common stock in connection with the Merger Agreement was registered under the Securities Act of 1933 pursuant to Desktop Metal’s registration statement on Form S-4 (Registration No. 333-259564) declared effective by the Securities and Exchange Commission (the “SEC”) on October 8, 2021 (the “Registration Statement”). The proxy statement/prospectus in the Registration Statement contains additional information about the Mergers.

Based on the 20-day volume weighted average price (VWAP) of Desktop Metal common stock on November 9, 2021, ExOne shareholders received $8.50 in cash and $16.43 in shares of Desktop Metal common stock for each share of ExOne common stock, for a total purchase price of approximately $24.93 per share, representing a transaction value of $561.3 million. Desktop Metal funded the cash portion of the Merger Consideration with cash on hand, including ExOne cash on hand of $105 million.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to ExOne’s Current Report on Form 8-K filed on August 12, 2021 with the SEC and is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule Standard; Transfer of Listing.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, ExOne notified The Nasdaq Stock Market (“Nasdaq”) of the consummation of the First Merger and requested that Nasdaq file with the SEC a notification of removal from listing on Form 25 in order to delist ExOne Shares from Nasdaq and deregister ExOne Shares under Section 12(b) of the Exchange Act. The First Surviving Corporation intends to file with the SEC a certification on Form 15 requesting that ExOne’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

At the Effective Time, all ExOne Shares issued and outstanding immediately prior to the Effective Time (other than ExOne Shares owned or held (x) in treasury or otherwise owned by ExOne or any of its subsidiaries, (y) by Desktop Metal or any of its subsidiaries or (z) by any person who did not vote in favor of, or consent to, the Mergers and properly demanded appraisal of such shares under Delaware law, which were cancelled and ceased to exist) were converted into the right to receive the Merger Consideration and were cancelled and ceased to exist.

The information provided in the Introductory Note and Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information provided in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the First Merger, a change of control of the registrant occurred and ExOne became a wholly owned subsidiary of Desktop Metal.

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, as of the Effective Time each of S. Kent Rockwell, Paul A. Camuti, John F. Hartner, John Irvin, Gregory Pashke, William F. Strome, Roger W. Thiltgen and Bonnie Wachtel resigned as a member of the board of directors of ExOne and ExOne became a member-managed Delaware limited liability company with no directors.

At the Effective Time, John F. Hartner, Douglas D. Zemba, Loretta L. Benec, Rick Lucas and Michael Doshen ceased to be officers of ExOne, and Ric Fulop became the President, James Haley became the Treasurer and Meg Broderick became the Secretary of ExOne.

Subsequent to the Closing, the Company entered into a consulting agreement with Douglas D. Zemba pursuant to which Mr. Zemba agreed to perform consulting, advisory and related services to the Company as requested for a period of 120 days.  The Company will pay to Mr. Zemba fees of (i) $25,000 for the first 30 days, (ii) $50,000 for the period beginning on the 31st day and ending on the 60th day, (iii) $50,000 for the period beginning on the 61st day and ending on the 90th day and (iv) $100,000 for the period beginning on the 91st day and ending on the 120th day.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 11, 2021, by and among Desktop Metal, Merger Sub I, Merger Sub II and ExOne (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on August 12, 2021 (File Number 001-35806)).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2021

ExOne Operating, LLC
Successor by merger to THE EXONE COMPANY

By:	/s/ Meg Broderick
Meg Broderick
Secretary